Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor and Media Contact: Steve Des Champs

Alliance Gaming

(702) 270-7600

ALLIANCE GAMING PROVIDES GENERAL BUSINESS UPDATE AND 2006 GUIDANCE

LAS VEGAS, Aug. 9, 2005 — Alliance Gaming Corp. (NYSE: AGI) today announced it will reschedule the date of its fourth quarter and year end earnings release from the previously scheduled date of August 9th. The Company anticipates the call to be held the week ending August 26th, 2005. The postponement will enable the Company and its auditors to complete all required year end accounting and auditing requirements. The Company will hold a conference call at the previously scheduled time to provide additional information and to provide a general business update. The live call may be accessed as follows:

Date:	August 9, 2005
Time:	2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)
Participant Dial In Number:	(913) 981-5510 Pass code: 6666403
Internet Broadcast:	www.alliancegaming.com and go to Investor Relations tab

If you are unable to participate, the call will be available on our website address listed above through 5:00 p.m. August 16, 2005.

Business update

Although the results for the Company’s fourth quarter and year end are not yet finalized, the Company can provide the following preliminary results for the quarter ended June 30, 2005:

•                  Alpha based games sold or on trial in traditional markets totaled approximately 1,900, which is at the higher end of the range of previous management guidance. The Alpha game library continues to grow, and today stands at between 15 and 20 games approved in most major jurisdictions, and is on target with management’s announced plans for approximately 30 titles by calendar year end. However, in general, our trends for the sale of games in the domestic markets continue to be at a level below that of the prior two years.

•                  Revenues from the Bally Systems division will likely be sequentially higher, which is at the higher end of management’s expectations.

•                  Gaming operations revenues continue to show sequential growth driven by additional placements of daily fee games.

Fiscal year 2006 guidance

The Company has completed its fiscal year 2006 planning process and, given the current economic and market conditions and expected new product release dates, is providing guidance for its fiscal year ending June 30, 2006 of diluted adjusted EPS of approximately $.30 to $.50. This guidance does not include the expensing of stock options. The Company expects to increase operating expenses modestly during fiscal year 2006 to further its product offerings, geographic expansion and customer support initiatives. It should also be noted that due to the timing of the G2E industry trade show in September and the expected timing of additional product approvals, earnings are expected to be stronger later in fiscal year 2006.  The Company cautions that this guidance is subject to change based on a variety of factors, including but not limited to the general gaming equipment purchasing patterns which have slowed following the influx of TITO games over the last two years, lack of new jurisdiction and property openings, competitive product offerings and the successful delivery of Alpha based game content.

Alliance Gaming is a diversified gaming company with headquarters in Las Vegas. The company is engaged in the design, manufacture, distribution and operation of advanced gaming devices and systems worldwide and owns and operates Rainbow Casino in Vicksburg, Mississippi.  Additional information about the company can be found on the Alliance Gaming Web site at www.alliancegaming.com.

This news release may contain “forward-looking” statements within the meaning of the Securities Act of 1933, as amended, and is subject to the safe harbor created thereby. Such information involves important risks and uncertainties that could significantly affect the results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements. Future operating results may be adversely affected as a result of a number of risks detailed from time to time in the company’s filings with the Securities and Exchange Commission.

–  ALLIANCE GAMING CORP. –